UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

NORANDA ALUMINUM HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34741	20-8908550
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This current report on Form 8-K/A (this “Amendment”) is being filed to amend the current report on Form 8-K filed by Noranda Aluminum Holding Corporation (the “Company”) on May 11, 2011 (the “Original Filing”). The Original Filing was filed to report the results of the matters submitted to a vote at the Company’s 2011 Annual Meeting of Stockholders held on May 10, 2011 (the “2011 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-on-Pay Votes.
The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future Say-on-Pay Votes. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing. This Amendment should be read in conjunction with the Original Filing.
Item 5.07.   Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Filing, more than a majority of shares voting at the 2011 Annual Meeting voted, on a non-binding advisory basis, in favor of a three-year frequency for future Say-on-Pay Votes.
On September 27, 2011, after consideration of these voting results and other factors, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay Votes on a three-year frequency until the next stockholder advisory vote on the frequency of future Say-on-Pay Votes is conducted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION
Date: September 27, 2011	By:	/s/ Gail E. Lehman
Gail E. Lehman
Vice President of Human Resources, General Counsel and Corporate Secretary